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                                                                    EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement of our report dated January 29, 1999 on the consolidated financial statements of CAREER EDUCATION CORPORATION and SUBSIDIARIES included herein and to all references to our Firm included in this registration statement.

                                           Arthur Andersen LLP

                                           /s/ Arthur Andersen LLP




Chicago, Illinois
February 26, 1999